Exhibit 32

Certifications Pursuant to 18 U.S.C. §1350,
As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Solely for

the purposes

of complying

with 18

U.S.C. §1350,

as adopted

pursuant to

Section 906

of the

Sarbanes-Oxley Act of
2002,

we,

the

undersigned

Chief

Executive

Officer

and

Chief

Financial

Officer

of

Cal-Maine

Foods,

Inc.

(the

“Company”),
hereby certify, based on our

knowledge, that the Annual Report on

Form 10-K of the Company

for the fiscal year ended June

1,
2024 (the “Report”)

fully complies with the

requirements of Section

13(a) or 15(d)

of the Securities Exchange Act

of 1934 and
that

the

information

contained

in

the

Report

fairly

presents,

in

all

material

respects,

the

financial

condition

and

results

of
operations of the Company.

/s/ Sherman L. Miller
Sherman L. Miller
President and Chief Executive Officer
/s/ Max P. Bowman
Max P. Bowman
Vice President and Chief Financial Officer
Date: July 23, 2024